Exhibit 99

    Environmental Power Corporation's Microgy Subsidiary Announces
          Signing of Fifth Farm; Backlog Now at $12 Million

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--Feb. 25, 2004--Environmental Power Corporation (OTCBB: POWR), announced that its subsidiary, Microgy Cogeneration Systems, Inc., had executed an agreement pursuant to which Bach Farms, LLC will purchase a Microgy digester system to process manure produced by its dairy operations in Dorchester, Wisconsin. With five farms now having agreed to adopt Microgy's highly efficient anaerobic digestion technology, Microgy has established a backlog of $12 million in sales from documented transactions since late December 2003.
    Environmental Power is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Microgy owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers.
    Like the earlier agreements, the Bach Farms agreement is part of Microgy's continuing efforts under its relationship with Dairyland Power Cooperative. The Dairyland Board of Directors has approved the Bach Farms project. Microgy's agreement with Bach Farms also provides Microgy with the right to operate and maintain the digester for the duration of its operational life.
    Andy Livingston, Microgy's President, stated, "The execution of the agreement with Bach Farms represents further success in Microgy's business development efforts and demonstrates both the growing acceptance of our technology and the increased desire for the benefits it offers. We are very pleased with the enthusiastic reception our technology has received to date, and we are confident that this enthusiasm will continue as we continue our marketing efforts."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company's web site at www.environmentalpower.com.

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com